UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) July 20, 2005

Cooper Industries, Ltd.

(Exact Name of Registrant as Specified in its Charter)

1-31330 (Commission File Number)	Bermuda (State or Other Jurisdiction of Incorporation)	98-0355628 (IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

713/209-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release dated July 20, 2005
Company "Sales Trends" to be posted on website

Item 2.02 Results of Operations and Financial Condition.

Second-Quarter Results of Operations

On July 20, 2005, Cooper Industries, Ltd. (the “Company”) issued the press release attached hereto as Exhibit 99.1 setting forth the Company’s results of operations for the second quarter of 2005. The press release includes a reference to free cash flow and the Company’s net debt-to-total capitalization ratio. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the press release.

Company management believes that the presentation of free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity in the period to reduce debt, repurchase shares and make acquisitions or other investments. Management also uses free cash flow to assess the Company’s operating performance and includes free cash flow as a criteria for determining incentive compensation for key employees. Company management believes that the net debt-to-total capitalization ratio provides investors with a supplemental ratio that reflects the Company’s debt leverage if the Company were to use its cash balances to pay down debt.

Item 7.01 Regulation FD Disclosure.

Posting of Sales Trends Information

On July 20, 2005 the Company will post on its website the “Sales Trends” information attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibits
99.1	Company press release dated July 20, 2005 titled “Cooper Industries Reports Second-Quarter Earnings of $1.02 Per Share.”

99.2	Company “Sales Trends” to be posted on the Company’s website.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER INDUSTRIES, LTD. (Registrant)
Date: July 20, 2005	/s/ Terry A. Klebe
Terry A. Klebe
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
99.1	Company press release dated July 20, 2005 titled “Cooper Industries Reports Second-Quarter Earnings of $1.02 Per Share.”

99.2	Company “Sales Trends” to be posted on the Company’s website.